UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 10, 2012

Intelligent Communication Enterprise Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	000-10822	25-1229323
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

75 High Street
Singapore		179435
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:		+65 6595-6637

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02—DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b)  As previously announced in the Form 8-K filed on December 6, 2012 by Intelligent Communication Enterprise Corporation (“ICE Corp.”) and as described in the information statement on Schedule 14F-1 filed by ICE Corp. on November 30, 2012, each of Victor Jeffery, Viji Rajasundram, Nelson Wu and Michael Hosking, the individuals then serving as directors of ICE Corp., submitted their resignations as members of ICE Corp.’s board of directors, to be effective 10 days from the filing and mailing of the Schedule 14F-1 information statement, which effective date was December 10, 2012. On the effective date, the size of ICE Corp.’s board of directors was expanded to seven members, Messrs. Mark White, Martin Ward and Brian Collins, each of whom is serving as an officer of ICE Corp., were appointed to the board of directors to fill the vacancies created by that expansion, and the resignations of the existing directors became effective. The resignations of ICE Corp.’s existing directors were not the result of any disagreement between those directors and ICE Corp.

(d) On December 10, 2012, Mark White, Martin Ward and Brian Collins were appointed as directors of ICE Corp. Messrs. White, Ward and Collins were appointed as directors of ICE Corp. pursuant to the terms and conditions of the Agreement of Securities Exchange and Plan of Reorganization between Intelligent Communication Enterprise Corporation and One Horizon Group PLC, dated as of October 12, 2012. The share exchange transaction was closed on November 30, 2012.

The Company’s board of directors does not have a separate audit committee, nominating committee or compensation committee. Given the small size of the Company’s board and the limited number of independent directors over the Company’s history, the board of directors has determined that it is appropriate for the entire board to act as each such committee, which has resulted in the directors who are also executive officers serving on those committees. As a result, each of Messrs. White, Ward and Collins will serve on each of the audit committee, nominating committee and compensation committee.

There is no family relationship among any of Messrs. White, Ward, and Collins and any of ICE Corp.’s former directors and officers. There is no transaction between ICE Corp. and any of Messrs. White, Ward, and Collins since the beginning of ICE Corp.’s last fiscal year, or any currently proposed transaction, in which the amount involved exceeds $120,000, and in which any one of them had or will have a direct or indirect material interest.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLIGENT COMMUNICATION
ENTERPRISE CORPORATION
Registrant

Date: December 13, 2012	By:	/s/ Martin Ward
Martin Ward, Chief Financial Officer

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